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                                                                   EXHIBIT 23.7
                          [LEHMAN BROTHERS LETTERHEAD]


                        CONSENT OF LEHMAN BROTHERS INC.

We hereby consent to the use of our opinion letter dated January 14, 1997 to the Board of Directors of Tencor Instruments ("Tencor"), included as Annex F to the Joint Proxy Statement/Prospectus of KLA which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Tencor and KLA Instruments Corporation, and to the references therein to such opinion under the captions "Summary - Fairness Opinions" and "Approval of the Merger and Related Transactions - Opinion of Tencor's Financial Advisor."

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        LEHMAN BROTHERS INC.

                                        By: /s/  J. Stuart Francis
                                            ------------------------------
                                            Managing Director
March 10, 1997